EXHIBIT 99.5

Amended Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of V2X, Inc., an Indiana corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 14, 2022.

American Industrial Partners Capital Fund VI, L.P. By: AIPCF VI, LLC, its general partner

By:	/s/ Stan Edme
Name:	Stan Edme
Title:	Managing Member and VP

AIPCF VI Vertex Aerospace Funding LP By: AIP Vertex GP LLC, its general partner

By:	/s/ Stan Edme
Name:	Stan Edme
Title:	Managing Member and VP

Vertex Aerospace Holdco LLC

By:	/s/ Joel M. Rotroff
Name:	Joel M. Rotroff
Title:	President

AIPCF VI, LLC

By:	/s/ Stan Edme
Name:	Stan Edme
Title:	Managing Member and VP

Lightship Capital LLC

By:	/s/ Stan Edme
Name:	Stan Edme
Title:	VP